Exhibit 99.1

News Release

MEDGENICS EXTENDS COLLABORATION WITH BAXTER ON DEVELOPMENT OF FACTOR VIII BIOPUMP

MISGAV, Israel and VIENNA, Va. (July 6, 2011) – Medgenics, Inc. (NYSE Amex: MDGN and AIM: MEDU, MEDG) announces an extension of its agreement with Baxter Healthcare Corporation for the joint development of the Factor VIII Biopump.

Under the extension, confirmatory studies will be conducted implanting Factor VIII Biopumps in mice.  Baxter will bear the costs of these studies including the preparation and delivery of the necessary Biopumps. During the extended agreement, which will expire by September 30, 2011, Baxter has the opportunity, to exercise an exclusive option for 6 months to negotiate with Medgenics an agreement for commercialization of the Biopump Factor VIII technology.

“During recent months Medgenics has made considerable progress with the performance of our Biopump technology, and we are delighted to be moving forward with our collaboration with Baxter, the global leader in hemophilia treatments,” stated Andrew L. Pearlman, Ph.D., President and CEO of Medgenics. “We look forward to completing these confirmatory studies and expect that they will validate the ability of our Biopump to produce clinically relevant levels of Factor VIII.”

About Medgenics

Medgenics is developing and commercializing Biopump, a proprietary tissue-based platform technology for the sustained production and delivery of therapeutic proteins using the patient’s own skin biopsy for the treatment of a range of chronic diseases including anemia, hepatitis C and hemophilia.  Medgenics believes this approach has multiple benefits compared with current treatments, which include regular and costly injections of therapeutic proteins.

Medgenics has three long-acting protein therapy products in development based on this technology:

•
EPODURE (now completing a Phase I/II dose-ranging trial) to produce and deliver erythropoietin for many months from a single administration, has demonstrated elevation and stabilization of hemoglobin levels in anemic patients for 6 to more than 24 months;

•	INFRADURE (to commence a Phase I/II trial in Israel in 2011) to produce a sustained therapeutic dose of interferon-alpha for use in the treatment of hepatitis C;

•	HEMODURE is a sustained Factor VIII therapy for the prophylactic treatment of hemophilia, now in development.

Medgenics intends to develop its innovative products and bring them to market via strategic partnerships with major pharmaceutical and/or medical device companies. Since October 2009, HEMODURE has been the focus of cooperation between Medgenics and a major healthcare company, a market leader in hemophilia.

In addition to treatments for anemia, hepatitis C and hemophilia, Medgenics plans to develop and/or out-license a pipeline of future Biopump products targeting the large and rapidly growing global protein therapy market, which is forecast to reach $132 billion in 2013. Other potential applications for Biopumps include multiple sclerosis, arthritis, pediatric growth hormone deficiency, obesity and diabetes.

Forward-looking Statements

This release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, Section 21E of the Securities Exchange Act of 1934 and as that term is defined in the Private Securities Litigation Reform Act of 1995, which include all statements other than statements of historical fact, including (without limitation) those regarding the Company's financial position, its development and business strategy, its product candidates and the plans and objectives of management for future operations.  The Company intends that such forward-looking statements be subject to the safe harbors created by such laws.  Forward-looking statements are sometimes identified by their use of the terms and phrases such as "estimate," "project," "intend," "forecast," "anticipate," "plan," "planning, "expect," "believe," "will," "will likely," "should," "could," "would," "may" or the negative of such terms and other comparable terminology. All such forward-looking statements are based on current expectations and are subject to risks and uncertainties. Should any of these risks or uncertainties materialize, or should any of the Company's assumptions prove incorrect, actual results may differ materially from those included within these forward-looking statements. Accordingly, no undue reliance should be placed on these forward-looking statements, which speak only as of the date made. The Company expressly disclaims any obligation or undertaking to disseminate any updates or revisions to any forward-looking statements contained herein to reflect any change in the Company's expectations with regard thereto or any change in events, conditions or circumstances on which any such statements are based. As a result of these factors, the events described in the forward-looking statements contained in this release may not occur.

For further information, contact:

Medgenics, Inc.	Phone: +972 4 902 8900
Dr. Andrew L. Pearlman

Lippert/Heilshorn & Associates, Inc.
Anne Marie Fields	Phone: +1 212-838-3777
afields@lhai.com

De Facto Financial	Phone: +44 207 556 1064
Mike Wort
Anna Dunphy

Religare Capital Markets (Nomad)	Phone: +44 207 444 0800
James Pinner
Derek Crowhurst

SVS Securities plc (Joint Broker)	Phone: +44 207 638 5600
Alex Mattey
Ian Callaway

Nomura Code Securities (Joint Broker)	Phone: +44 207 776 1219
Jonathan Senior

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